Exhibit 99.1

LinkedIn post from Lev Peker, CEO:

Lots of goals and projects for 2022, but during first week of the year it’s also a good opportunity to take stock of how far CarParts.com has come.

I’m proud we realized our vision which contributed to a company record-breaking growth in sales from $289MM to $582MM over the past 3 years and we aren’t done! Here’s to ’22 and beyond!